Exhibit 10.13

Print Name of Subscriber

Social Security or EIN Number

SUBSCRIPTION/REGISTRATION RIGHTS AGREEMENT

American Telecom Services, Inc. (“Company”) and the Investor hereby agree as follows:

1. Subscription for Securities. I (sometimes referred to herein as the “Investor”) hereby subscribe for and agree to purchase $             principal amount of the Company’s 8% senior convertible notes due 2007 (“Notes”) as offered by the Company as part of an offering (“Offering”) for aggregate gross proceeds of up to $2.5 million of Notes under the terms of the confidential private placement memorandum dated June 28, 2005 (collectively with the appendices thereto, the “Confidential Memorandum”). The Notes will be issued with non-redeemable six-year warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 200% of the shares of Common Stock issuable upon conversion of the Notes (based on a $3.00 Conversion Price). The maximum aggregate principal amount of Notes to be sold in the Offering may be increased at the mutual discretion of the Company and the Managing Placement Agent (as defined). HCFP/Brenner Securities LLC shall act as the exclusive managing placement agent in this Offering (“Managing Placement Agent”). The minimum investment is $100,000 principal amount of Notes, or such lesser amount to which the Managing Placement Agent and the Company may mutually agree.

2. Terms of the Securities; General Security Agreement. The terms of the Notes are as set forth in the form of Note attached as Exhibit A to the Confidential Memorandum, and the terms of the Warrants are as set forth in the form of Warrant Certificate attached as Exhibit B to the Confidential Memorandum (“Warrant Certificate”) and the Warrant Agreement attached as Exhibit C to the Confidential Memorandum (“Warrant Agreement”). The Notes and the shares of common stock (“Common Stock”) issuable upon conversion thereof (“Note Shares”) and the Warrants and the shares of Common Stock underlying the Warrants (“Warrant Shares”) are collectively referred to herein as the “Securities.” The Notes shall be secured by a senior, subordinated lien on all of the assets of the Company as provided by the General Security Agreement attached as Exhibit D to the Confidential Memorandum (“Security Agreement”). By executing this Agreement, I hereby appoint the Agent (as defined in the Security Agreement) as my attorney-in-fact to execute and deliver the Security Agreement on my behalf and to perform certain actions on my behalf as set forth therein.

3. Offering Period; Maximum. In the event that all $2.5 million principal amount of the Notes have not been sold on or prior to August 11, 2005, the Company may terminate the uncompleted portion of the Offering upon 15 days’ written notice to the Placement Agent (the date the Offering is effectively terminated is referred to as the “Termination Date”). The Offering is being conducted on a “best-efforts” basis. There is no minimum amount of aggregate investment that must be received by the Company in order for there to be a closing. It is hereby acknowledged by the parties that the Managing Placement Agent and broker/dealers selected by the Managing Placement Agent and/or certain of their affiliates, as well as directors, officers and employees of the Company, shall be permitted to purchase Notes and Warrants in the Offering.

4. Closings. The Company and the Placement Agent may hold an initial closing (“Initial Closing”) at any time after the receipt of one or more accepted subscriptions prior to the Termination Date. After the Initial Closing, subsequent closings with respect the sale of additional Notes and Warrants may take place at any time, as determined jointly by the Company and the Placement Agent, with respect to subscriptions accepted prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a “Closing”).

5. Investor Delivery of Payment and Documents.

5.1 I have tendered the full purchase price for the Notes and Warrants by one or a combination of the following means:

(a) wiring funds in accordance with the instructions set forth in Section 1 to Schedule 1; or

(b) by delivery of a check in accordance with the instructions set forth in Section 2 of Schedule 1.

5.2 I hereby tender to the Placement Agent an executed copy of this Subscription/Registration Rights Agreement and the accompanying NASD/Selling Securityholder Questionnaire.

5.3 In the event that a Closing does not take place with respect to any subscription for any reason or if my subscription is otherwise rejected, all cash proceeds delivered by me in accordance with the foregoing shall be returned to me as soon as practicable, without interest, offset or deduction.

5.4 In the event my subscription is accepted and there is a Closing, the Notes and Warrants for which I am subscribing will be delivered promptly to me along with a copy of a fully executed version of this Agreement.

6. Acceptance or Rejection of Subscription/Registration Rights Agreement. Each of the Company and the Placement Agent have the right to reject this subscription for the Securities, in whole or in part, for any reason and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription. The Notes and Warrants subscribed for herein will not be deemed issued to or owned by me until a copy of this Subscription/Registration Rights Agreement has been executed by me and countersigned by the Company, and a Closing with respect to my subscription has occurred.

7. Offering to Accredited Investors. This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Sections 3(b), 4(2) and/or 4(6) of the Securities Act and applicable state securities laws. As indicated by my responses herein, I am an “accredited investor” within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder.

8. Investor Representations and Warranties. I acknowledge, represent and warrant to the Company and the Placement Agent as follows:

8.1 Obligations of the Company and the Investor. The Company has no obligation to me other than as set forth in this Agreement. I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Notes and Warrants to me, I represent and warrant that the information relating to me stated herein and in the NASD/Selling Securityholder Questionnaire is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Notes and Warrants becomes effective. If, prior to the termination of the Offering and the date the Registration Statement (defined in Schedule 1) is declared effective by the Securities and Exchange Commission, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.

8.2 Information About the Company.

(a) I have been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the Offering and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. I have received all information regarding the Company that I have reasonably requested. I understand that there is no assurance as to the future performance of the Company.

(b) I have read and fully understand the Confidential Memorandum. I have read and fully understand the risks regarding the Company set forth under the caption “Risk Factors” in the Confidential Memorandum.

8.3 No assurances; No general solicitation. I have received no representation or warranty from the Company or any of its officers, directors, employees or agents in respect of my investment in the Company. I am not participating in the Offering as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

8.4 Speculative Investment. I am aware that my purchase of the Notes and Warrants is a speculative investment. I acknowledge that I can lose the entire amount of my investment in the Company. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and Warrants and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative (as defined in Regulation D) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment. I believe that the investment in the Company represented by my purchase of Notes and Warrants in the Offering is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. My investment in the Company does not constitute all, or substantially all, of my investment portfolio.

8.5 Restrictions on Transfer. I understand that (i) the Notes and Warrants (and the shares of Common Stock underlying such securities) have not been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company and (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. I acknowledge that the Notes and Warrants are (and the shares of Common Stock issuable upon conversion or exercise thereof, when issued, will be) subject to restrictions on transferability and may not be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I further acknowledge that, although the Company has agreed to file a registration statement covering the resale by me of the Note Shares, Warrants and Warrant Shares, (i) there is no assurance that the Company will do so, (ii) such registration statement, if filed, may not be declared effective or (iii) if declared effective, the Company may not be able to keep it effective until I effect the resale of securities registered thereby. I understand that each certificate evidencing each of the Securities will bear the legend set forth below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”) OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION/REGISTRATION RIGHTS AGREEMENT BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICES OF THE COMPANY.”

8.6 No Market for the Notes, Common Stock and Warrants. I am purchasing the Securities for my own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the Securities, nor with any present intention of selling or otherwise disposing of all or any part of the Securities. I understand that there is a currently no market for the Notes, Common Stock or Warrants and there may not be any market for the Notes, Common Stock or Warrants in the future. I agree that (i) the purchase of the Securities is a long-term investment and (ii) I may have to bear the economic risk of investment for an indefinite period of time because the Securities have not been registered under the Securities Act and may never be registered and, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Securities, except as may be set forth in Schedule 1, or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws.

8.7 Entity Authority.

(a) If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription/Registration Rights Agreement and NASD/Selling Securityholder Questionnaire on behalf of such entity has been duly authorized by such entity to do so.

(b) The undersigned represents and warrants to the Company that (i) if an entity, its principal place of business and executive offices are located in the State set forth on the Signature Page for Entity Investors and (ii) if an individual, his or her state of residency is the State set forth on the Signature Page for Individual Investors.

8.8 Accredited Investor Status for Individuals. (INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO SECTION 8.9).

(a)         I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (please check the applicable responses):

☐	My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

☐	If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

☐	My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.

(b)	The aggregate value of my assets is approximately $ .

(c)	My aggregate liabilities are approximately $ .

(d)	My current and expected income is:

YEAR	INCOME
2005 (Estimated)	$
2004 (Actual)	$
2003 (Actual)	$

Individual Investors must sign below and then should skip to Section 8.9. Each person associated with an Entity Investor who is required under Section 8.9 to separately complete the questions in this Section 8.8 must sign the below confirmation:

I hereby confirm the answers to Section 8.8 are true and correct in all respects as of the date hereof and will be on the date of the purchase of Securities.

Executed this      day of                     , 2005

Signature:
Print Name:

8.9 Accredited Investor Status for Entities. (INVESTORS WHO ARE INDIVIDUALS SHOULD IGNORE THESE QUESTIONS.)

(a)	The entity is a (please check the applicable response):

☐	Corporation

☐	Limited Liability Company

☐	Partnership

☐	Revocable Trust

☐	Irrevocable Trust (If the Investor is an Irrevocable Trust, a supplemental questionnaire, which is contained on the page following the Entity Investor signature page of this Subscription/Registration Rights Agreement, must be completed by the person directing the investment decision for the trust.)

☐	Employee Benefit Plan Trust

☐	Individual Retirement Account (If you are an IRA, skip (b))

(b)	Check all responses that apply:

☐	The Entity was not formed for the specific purpose of investing in the Company

☐	The Entity has total assets in excess of $5 million dollars
☐	For Employee Benefit Plan Trusts Only: The decision to invest in the Company was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

(c)         If you did not check the first two of the three boxes in Question (b) or if the Entity is an Individual Retirement Account or a Self-directed Employee Benefit Plan Trust, list the name of each person who:

(i)	owns an equity interest in the Entity (i.e., each shareholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

(ii)	is a grantor for the revocable trust or Individual Retirement Account; or

(iii)	is the person making the investment decision for a self-directed Employee Benefit Plan Trust.

EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE

COMPANY THE ANSWERS TO QUESTION 8.8 AND SIGN THE WRITTEN

CONFIRMATION AT THE END OF SECTION 8.8.

8.10 No Offer Until Determination of Suitability. I acknowledge that any delivery to me of the documents relating to the offering of the Securities prior to the determination by the Company of my suitability will not constitute an offer of the Securities until such determination of suitability is made.

8.11 For Florida Residents. The Securities have not been registered under the Securities Act or the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. The Securities cannot be sold, transferred, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act or the Securities Act of Florida, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to certain prescribed materials that the Company can obtain without unreasonable effort or expense.

9. Company Representations and Warranties. The Company hereby represents and warrants to the Investor and the Placement Agent as follows:

9.1 Authority. The Company has all necessary corporate power and authority to enter into this Agreement and the other documents attached to the Confidential Memorandum as Appendices and to consummate the transactions contemplated hereby and thereby. Except as set forth on Schedule1, all corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby and thereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. Subject to the terms and conditions of this Agreement, the Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of this Agreement. The sale by the Company of the Securities does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property. The sale of the Securities will not trigger any pre-emptive or, to the knowledge of the Company, other rights held by any party and no governmental or regulatory consent required for the consummation of the transactions contemplated by this Agreement, except (a) approval of the listing of the Common Stock and Warrants on the OTC Bulletin Board (or AMEX, Nasdaq, or other exchange or market, as mutually agreed upon by the Company and the Managing Placement Agent) as contemplated on Schedule 1, (b) the SEC’s declaration of effectiveness of the Registration Statement and (c) the NASD’s approval of Forms 211 filed by or on behalf of parties desiring to act as market makers for the Common Stock and Warrants (if OTC listing is sought).

9.2 Confidential Memorandum. The Confidential Memorandum does not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

10. Indemnification. I hereby agree to indemnify and hold harmless the Company and the Placement Agent, their respective officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein or in the NASD/Selling Securityholder Questionnaire, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein or in the NASD/Selling Securityholder Questionnaire. The Placement Agent is a third-party beneficiary of this Section and this Section may not be modified or amended without the prior written agreement of the Placement Agent.

11. Severability; Remedies. In the event any parts of this Subscription/Registration Rights Agreement are found to be void, the remaining provisions of this Subscription/Registration Rights Agreement are nevertheless binding with the same effect as though the void parts were deleted.

12. Governing Law and Jurisdiction. This Subscription/Registration Rights Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription/Registration Rights Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

13. Counterparts. This Subscription/Registration Rights Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription/Registration Rights Agreement may be by actual or facsimile signature.

14. Benefit. This Subscription/Registration Rights Agreement is binding upon and inures to the benefit of the parties hereto (and the Placement Agent to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns. The Placement Agent is a third-party beneficiary with respect to any sections hereof that so state or that otherwise indicate that the Placement Agent would be entitled to rely on the representations, warranties or covenants made by me therein.

15. Notices. All notices, offers, acceptance and any other acts under this Subscription/Registration Rights Agreement (except payment) must be in writing, and are sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to the addresses set forth on Schedule 1. Each party may designate another address by notice to the other parties.

16. Oral Evidence. This Subscription/Registration Rights Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription/Registration Rights Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

17. Section Headings. Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription/Registration Rights Agreement.

18. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Securities.

19. Acceptance of Subscription. The Company may accept this Subscription/Registration Rights Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION

Name:	Name of Joint Investor (if any):

Residence Address:

Telephone: (H)	(W)	Fax

Occupation:	Employer:

Business Address:

Send communications to:	☐ Home ☐ Office ☐ E-Mail
E-mail address:
Age:	Social Security Number:
Check manner in which securities are to be held:

Individual	Tenants in	Joint Tenants with Right of Survivorship
☐ Ownership	☐ Common	☐ (both parties must sign)

☐ Community Property		☐ Other (please indicate):

The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

INVESTOR MUST SIGN AND PRINT NAME BELOW:		The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

Signature:		AMERICAN TELECOM SERVICES, INC.
Print Name:
Signature:	By:
Print Name:		Name: Title: Date:

SIGNATURE PAGE FOR ENTITY INVESTORS—COMPLETE ALL INFORMATION

Name of Entity:

Address of Principal Office:

Telephone:	Fax:

Taxpayer Identification Number:
Check type of Entity:

Employee Benefit ☐ Plan Trust	Limited ☐ Partnership	General ☐ Partnership	Individual Retirement ☐ Account

Limited Liability			Other (please indicate)

☐ Company	☐ Trust	☐ Corporation

Date	of Formation or incorporation: State of Formation or incorporation:

Describe the business of the Entity:

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name	Position	Authority for this investment

INVESTOR:		The foregoing subscription is accepted and the Company hereby agrees to be bound by its terms.

AMERICAN TELECOM SERVICES, INC.

Signature of Authorized Signatory
By:
Name:		Name:
Title:		Title:
Date:		Date:

SUPPLEMENTAL QUESTIONNAIRE FOR IRREVOCABLE TRUSTS

This Supplemental Questionnaire must be completed by the person directing the investment decision for an irrevocable trust. No other person needs to complete this Supplemental Questionnaire.

Please respond to the following questions, supplying as much detail as possible in order to make your answers complete:

1. Name of Trustee (“Trustee”) who is directing the decision for the Trust to invest in the Company                     . The remaining questions should be answered by the Trustee.

2. Does the Trustee have sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the Company?

Yes                         No

3. During the last three years, the Trustee has made the following investments:

Year	Nature of Investment	Amount

4. Please list all the educational institutions the Trustee has attended (including high schools, colleges, and specialized training schools), and indicate the dates attended and the degree(s) (if any) obtained from each.

From	To	Institution	Degree

5. Please list any professional licenses the Trustee has.

6. Indicate the Trustee’s principal business experience or occupation during the last three years. (Please list present, or most recent, position first and the others in reverse chronological order).

From	To	Name of Employer	Position

7. Indicate by check mark which of the following categories best describes the extent of the Trustee’s prior experience in the areas of investment listed below:

	Substantial Experience or Knowledge	No Experience

Marketable securities

Government securities

Municipal (tax-exempt) securities

Commodities

Options (stock or commodities)

Securities for which no market exists

Limited partnerships

Real estate or oil and gas programs

Tax deferred investment generally

8. Does the Trustee make his own investment decisions with respect to investments?

Always	Frequently
Usually	Rarely

9. What is the Trustee’s principal sources of investment knowledge or advice? (The Trustee may check more than one).

               First hand experience with industry

               Financial publication(s)

               Trade or industry publication(s)

               Banker(s)

               Broker(s)

               Investment Advisor(s)

               Attorney(s)

               Accountant(s)

10.	Please provide in the space below any additional information which would indicate that the Trustee has sufficient knowledge and experience in financial and business matters so that the Trustee are capable of evaluating the merits and risks of investing in restricted securities for which no market exists, such as those being offered by the Company.

SCHEDULE 1

1. Wiring Instructions.

Please instruct your bank to wire funds to Graubard Miller as follows:

Citibank N.A.

153 East 53rd Street

New York, NY 10022

ABA 021000089

For further credit to:

Graubard Miller

Attorney Business Account

Account No. 59240615

2. Instructions for payment by check.

When delivering your completed subscription documents, please also deliver a check to Graubard Miller in the applicable amount, payable to “Graubard Miller as Escrow Agent.” The proceeds thereof shall be held by the escrow agent in a noninterest bearing account pending closing.

3. General Rights and Obligations

A. Registration of Common Stock and Warrants under the Exchange Act. In connection with its VPO (or other initial public offering) or the filing and effectiveness of the Resale Registration Statement, the Company will take all necessary action at its expense to cause the registration of the Common Stock and Warrants under the Securities Exchange Act of 1934, as amended.

B. Registration Rights.

(i) (a) The Company agrees to include for resale the Note Shares, the Warrant Shares, the Warrants, the Placement Agent Warrants (as hereinafter defined) and the shares of Common Stock underlying the Placement Agent Warrants and the Purchase Option (as hereinafter defined) in the registration statement filed in connection with the Company’s VPO (the “Registration Statement”), which shall be filed as soon as practicable following the closing of the Financing.

     (b) If the VPO is terminated because it is determined that market conditions are unsuitable for a VPO or because of other specified reasons described in the Engagement Letter (as defined in the Confidential Memorandum) (any such termination being referred to herein as a “VPO Abandonment”), the Placement Agent shall deliver written notice of such event to the Company (“VPO Abandonment Notice”), the Company shall cause such registration statement then on file with the Securities and Exchange Commission for the VPO to be immediately converted into a registration statement for the (i) resale of the Note Shares, the Warrant Shares, the Warrants, the Placement Agent Warrants, and the shares of Common Stock underlying the Placement Agent Warrants and Purchase Option and (ii) the issuance by the Company of shares of Common Stock upon exercise of Warrants and Placement Agent Warrants that are purchased in the open market (“Resale Registration Statement”). Simultaneously with the effectiveness under the 1933 Act, the Company shall cause its securities to be registered under the 1934 Act. The Company also shall use its commercially reasonable best efforts to cause broker dealers to file a 15c2-11 for trading of the Common Stock and Warrants on the OTC-BB (or an exchange or market mutually determined by the Company and the Managing Placement Agent). If the Resale Registration Statement is not declared effective on or prior to the 180th day after the date of the VPO Abandonment Notice, then on the 181st day after the date of the VPO Abandonment Notice (i) the exercise price of the Warrants, the Placement Agent Warrants and the Purchase Option shall be reduced by 33%, (ii) the Conversion Price of the Notes shall be reduced by 33%, (iii) the interest rate on the Note shall be increased to 11%, (iv) the Warrants shall become subject to a “cashless exercise” feature and (v) the Company shall remain obligated to cause the Resale Registration Statement to be declared effective as soon as practicable.

(ii) “Piggy-back” Rights. If at any time the Company files a registration statement (excluding registration statements on Forms S-4 and S-8), the Holders of Registrable Securities have the right to include in such registration statement their Registrable Securities, if such Securities are not then included on a current and effective registration statement; provided, however, that if, in the written opinion of the Company’s managing underwriter or underwriters, if any, for such offering (the “Underwriter”), the inclusion of such Registrable Securities, when added to the securities being registered by the Company or the selling stockholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the number of securities to be sold by all stockholders in such public offering (if any) shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Company proposed to be sold by said selling stockholders, including all holders of the Registrable Securities.

(iii) Procedures. In the event the Company proposes to file a registration statement as described under subsection (ii), the Company will promptly give written notice of such proposed registration to all Holders of the Registrable Securities. Such Holders will then have the right, by giving written notice to the Company within ten days after the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election.

(iv) Effective and Current. The Company will keep any registration statement which registers the Registrable Securities pursuant hereto effective and current until the earlier of the date by which all the registered Registrable Securities have been sold and the date that the Registrable Securities may be sold pursuant to Rule 144 without any volume restrictions and, subject to the Black-Out Periods (defined below), the date all of the Warrants are either exercised, redeemed or otherwise expired.

(v) Amended Prospectus. The Company will notify each Holder of such Registrable Securities as expeditiously as possible following the effectiveness of any Registration Statement filed pursuant to this section, and/or of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus included in the Registration Statement (“Prospectus”). If the Prospectus is amended to comply with the requirements of the Securities Act, the Holders, if requested by the Company, will immediately cease making offers of the Registrable Securities and the Company will promptly provide the Holders with revised Prospectuses to enable the Holders to resume making offers of the Registrable Securities. The Company will promptly notify the Holders, if after delivery of a Prospectus to the Holders, that, in the judgment of the Company, it is advisable to suspend use of the Prospectus delivered to the Holders due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such Holder will immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Holder has received copies of a supplemented or amended Prospectus or until such Holder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus (such period of discontinuance is referred to herein as a “Black-Out Period”). Notwithstanding anything to the contrary herein, the Company will not exercise its rights under this subsection to suspend sales of Registrable Securities for a period in excess of 90 days in any 365-day period.

(vi) Covenants. If and whenever the Company is required by the provisions of this Agreement to affect the registration of any Registrable Securities under the Securities Act, the Company will:

(a) as expeditiously as possible furnish to each Holder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; and

(b) as expeditiously as possible, notify each Holder, promptly after it receives notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed.

(vii) Fees and Expenses. In any registration statement in which Registrable Securities are included, the Company will bear all expenses and pay all fees incurred in connection therewith, excluding underwriting discounts and commissions payable with respect to the Registrable Securities, and fees and expenses of counsel and/or other experts retained by the Holders of the Registrable Securities (except as set forth below) but including the expenses of preparing the Registration Statement, filing it with the SEC and NASD and having it declared effective (or cleared) by such agencies, providing a reasonable number of copies of the prospectus contained therein to the Holders, and the fees of Graubard Miller, as special counsel for all of the Holders of the Securities issued in this Offering.

(viii) Indemnification.

(a) The Company shall indemnify the Holder of the Registrable Securities to be sold or resold pursuant to any registration statement hereunder and any underwriter or person deemed to be an underwriter under the Securities Act and each person, if any, who controls such Holder or underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Holder may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, except to the extent (a) arising from information furnished (or omitted to be furnished) by or on behalf of the Holder, in writing, for specific inclusion in such registration statement or (b) because the Holder failed to suspend the use of such registration statement and discontinue any sales of Registrable Securities during a Black-Out Period (of which it was reasonably made aware by the Company) or failed to timely deliver a final prospectus to the purchasers of such Holder’s Registrable Securities. The Holder of the Registrable Securities to be sold or resold pursuant to such registration statement, and their successors and assigns, shall indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, (a) arising from information furnished (or omitted to be furnished) by or on behalf of the Holder, in writing, for specific inclusion in such registration statement or (b) because the Holder failed to suspend the use of such registration statement and discontinue any sales of Registrable Securities during a Black-Out Period (of which it was reasonably made aware by the Company) or failed to timely deliver a final prospectus to the purchasers of such Holder’s Registrable Securities.

(b) If any action is brought against a party hereto, (“Indemnified Party”) in respect of which indemnity may be sought against the other party (“Indemnifying Party”), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified

Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

(c) If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by the Holder exceed the profit, if any, earned by the Holder as a result of the exercise by him of the Warrants and the sale or resale by him of the Registrable Securities.

(d) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

D. Listing of Common Stock and Warrants on the OTC or other Exchange or Market. Concurrently with the effectiveness of the Registration Statement or Resale Registration Statement (whichever is declared effective first), the Company shall use its best efforts to (1) to cause the Common Stock and Warrants to be listed on the OTC Bulletin Board (subject to the willingness of market makers to file Form 211 as required) or (2) to cause the Common Stock and Warrants to be listed and/or quoted on such other trading market or exchange as the Company and the Managing Placement Agent may mutually determine.

4. Use of Proceeds. 60% of the net proceeds of the Offering will be used for inventory purchases (“Inventory Proceeds”) and the remainder will be used for non-inventory related working capital. Notwithstanding the foregoing, in the event less than $2.5 million of gross proceeds are raised in the Offering, the Company shall be entitled to utilize up to 75% of the net proceeds as Inventory Proceeds, if its other working capital requirements allow. None of the proceeds of the Offering shall be used to pay any indebtedness to any director, officer, shareholder or affiliate of the Company (collectively, the “Insiders”), including accrued salaries payable thereto; provided, however, that, after consummation of the VPO (as defined), the Company may use a portion of the proceeds of the Offering to pay accrued salaries that were earned after June 1, 2005 (with no such salary for any person exceeding $150,000 per annum and no more than an aggregate of $40,000 per month of the proceeds of this Financing and the VPO, together, being used for the payment of salaries to officers and consultants as a group).

5. No Short Sales. The Investor hereby agrees not to (and use its best effort not to permit any of its affiliates to) “short sell” the Company’s securities through the date of effectiveness of the Registration Statement and shall not permit any securities owed by such Investor to be loaned or used by any broker or other person for short selling activities.

6. 9.9% Limitation. The number of shares acquired by any investor in the Offering upon the exercise of the Warrants or conversion of the Notes shall not exceed a number that, when added to the total number of shares of common stock beneficially owned by the investor, would result in beneficial ownership by such investor of more than 9.9% of the shares of common stock for purposes of Section 13(d) or Section 16 of the 1934 Act.

7. Notices. All communications to the Company should be sent to:

American Telecom Services, Inc.

2466 Peck Road

City of Industry, California 90601

Attn: Mr. Bruce Hahn

Tel.: (404) 234-0046

Fax: (770) 518-1236

with copies to:

Sonnenschein Nath & Rosenthal

1221 Avenue of the Americas

New York, New York 10020

Attn: Ira Roxland, Esq.

Tel.: (212) 768-6999

Fax: (212) 768-6800

and

HCFP/Brenner Securities LLC

888 Seventh Avenue

New York, New York 10106

Attn: Ira Scott Greenspan

Tel: (212) 707-0355

Fax: (212) 707-0378

and

Graubard Miller

405 Lexington Avenue, 19th Floor

New York, New York 10174

Attn: David Alan Miller, Esq.

Tel: (212) 818-8661

Fax: (212) 818-8881

AMERICAN TELECOM SERVICES, INC.

NASD/SELLING SECURITYHOLDER QUESTIONNAIRE

INSTRUCTIONS

IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING. SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS QUESTIONNAIRE.

1.	READ ALL DEFINITIONS ON PAGE (B) BEFORE ANSWERING ANY QUESTIONS.

2.	EVERY PERSON MUST ANSWER QUESTIONS 1 THROUGH 11 AND SIGN ON PAGE (I).

If you have any questions regarding this questionnaire, please call Brian L. Ross, Esq. at Graubard Miller, (212) 818-8610.

(A)

DEFINITIONS FOR NASD/SELLING SECURITYHOLDERS QUESTIONNAIRE

Affiliate:	An Affiliate of any person (for purposes hereof a “person” includes a partnership, corporation or other legal entity such as a trust or estate) is a person which controls, is controlled by or is under common control with such person.

For purposes of determining affiliation with an NASD Member:

(i) a person should be presumed to control a Member of the NASD if the person beneficially owns 10% or more of the outstanding voting securities of a Member of the NASD which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a Member of the NASD which is a partnership;

(ii) a Member of the NASD should be presumed to control a person if the Member of the NASD and Persons Associated with a Member of the NASD beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

(iii) a person should be presumed to be under common control with a Member of the NASD if:

(1) the same person controls both the Member of the NASD and such person by beneficially owning 10% or more of the outstanding voting securities of the Member of the NASD and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member of the NASD and other such person which is a partnership; or

(2) a person having the power to direct or cause the direction of the management or policies of the Member of the NASD also has the power to direct or cause the direction of the management or policies of the other entity in question.

Immediate Family:	The “Immediate Family” of any person, including an employee of or Person Associated with a Member of the NASD, includes the parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children of such person or any other individual who is supported, directly or indirectly, to a material extent by such person.

Member of the NASD:	A “Member of the NASD” is any broker or dealer admitted to membership in the NASD.

NASD:	The National Association of Securities Dealers, Inc.

Person Associated with a Member of the NASD:	A “Person Associated with a Member of the NASD” is every sole proprietor, partner, officer, director or branch manager of any Member of the NASD, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member of the NASD (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

(B)

1.	Identity and Background of the Records and Beneficial Owner of the Registrable Securities.

(a)	Full legal name or names of all parties having record or beneficial ownership of the Registrable Securities:

(b)	Business address (including street address) (or residence if no business address), telephone number and facsimile number and email address of such holders:

Address:

Telephone:

Fax:

E-mail:

(c)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐  Yes.                                                  ☐  No.

(d)	If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐  Yes.                                                  ☐  No.

(e)	Full legal name of person through which you hold the Registrable Securities (i.e. name of your broker or the DTC participant, if applicable, through which your Registrable Securities will be held):

Name of entity:

DTC No.:

Contact person:

Telephone:

2.	Your Relationship with the Company.

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐  Yes.                                                  ☐  No.

(C)

(b)	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

3.	Nature of your beneficial ownership.

(a)	If the name of the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is that of a limited partnership, state the names of the general partners of such limited partnership:

(b)	With respect to each general partner listed in Item 3(a) above who is not a natural person, and is not publicly held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(c)	Name each person or entity that will have sole or shared voting or dispositive power over the shares purchased pursuant to the Agreements (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(i)(A)	Full legal name of Controlling Entity(ies) or natural person(s) with who have sole or shared voting or dispositive power over the Registrable Securities:

(B)	Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone:

Fax:

(C)	Name of shareholders:

(D)

3.	State whether you or any of your Affiliates or any members of your Immediate Family are

(a)	a Member of the NASD;

☐  Yes                                                  ☐  No

(b)	a Person Associated with a Member of the NASD; or

☐  Yes                                                  ☐  No

(c)	an Affiliate of a Member of the NASD.

☐  Yes                                                  ☐  No

4.	State whether you or any of your Affiliates own stock or other securities of any Member of the NASD or an Affiliate of a Member of the NASD.

☐  Yes                                                  ☐  No

5.	State whether you or any of your Affiliates have made a subordinated loan to any Member of the NASD.

☐  Yes                                                  ☐  No

6.	If you marked “Yes” to any of the questions above, please briefly describe the facts below, giving the names of the Members of the NASD to which your answer refers (including, for example, percentage of ownership, amount of loan and interest payable, applicable dates, names of Affiliates, immediate family, etc.).

7.	State whether you are an Immediate Family member or a partner of Sonnenschein Nath & Rosenthal, counsel to American Telecom Services, Inc. (“Company”), or Graubard Miller, counsel to HCFP/Brenner Securities LLC (“Placement Agent”).

☐  Yes                                                  ☐  No

(E)

8.	State whether you provide any consulting or other services to the Company.

☐  Yes                                                  ☐  No

If you marked “Yes”, please briefly describe such services, including cash and non-cash compensation received and attach copies of written agreements or correspondence describing such services.

9.	Please identify any of the following relationships you have with the Placement Agent or any Member of the NASD.

None	☐

Advisor	☐

Officer	☐

Director	☐

Trustee	☐

Founder	☐

Registered Representative	☐

5% Stockholder	☐

Employee	☐

Immediate Family	☐

Broker/Dealer	☐

Promoter	☐

Consultant	☐

Finder	☐

Bridge Lender	☐

General Partner	☐

Limited Partner	☐

Equity Investor	☐

Client or Customer	☐

Subordinated Debt Holder	☐

Other	☐

Please describe the nature of any relationship identified above. For example, if you are an advisor, promoter, consultant or finder, describe the compensation you received; if you are an equity investor, state the class of securities and percentage interest you hold; and if you are an Immediate Family Member, describe the exact relationship, including the name of the person to whom you are related and the position such person holds with Underwriter or such other Member of the NASD. Identify the Member of the NASD:

(F)

10.	State whether you have any oral and/or written agreements with any Member of the NASD or Person Associated with a Member of the NASD concerning the disposition of your securities of the Company.

☐  Yes                                                  ☐  No

If you marked “Yes”, please briefly describe such agreement and attach copies of written agreements or correspondence describing such arrangement.

I hereby affirm that the answers to the above NASD Questionnaire are true and correct as of the date set forth below.

Date:
	(Sign Name)	(Print Name)

11.	Please list the other securities of the Company which you beneficially owned, including the name of the security, the number thereof, and the name of the entity though which you beneficially own such securities:

12. Plan of Distribution. By executing this questionnaire, you affirm the following plan of distribution with respect to your Registrable Securities.

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities pursuant to the Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging positions they assume.

(G)

The undersigned acknowledges that its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

(Signature)

Print Name:

(H)